EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Nos. 333-214641 and 333-228479) on Form S-3 and the Registration Statements (Nos. 333-02631, 333-65514, and 333-167721) on Form S-8 of ImmuCell Corporation of our report dated March 22, 2019, relating to the financial statements of ImmuCell Corporation, appearing in this Annual Report on Form 10-K of ImmuCell Corporation for the year ended December 31, 2018.

/s/ RSM US LLP

Boston, Massachusetts

March 22, 2019